UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

CERENOME, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6420 Levit Green Boulevard Suite 310 Houston, Texas		77021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (737) 255-7194

PLUS THERAPEUTICS, INC.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CNSY	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 30, 2026, Cerenome, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended (the “Amendment”), with the Secretary of State of the State of Delaware to effect a change of the Company’s corporate name from “Plus Therapeutics, Inc.” to “Cerenome, Inc.” (the “Name Change”), effective August 3, 2026. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

In connection with the Name Change, the Company changed its trading symbol for its common stock, par value $0.001 per share (the “Common Stock”) on the Nasdaq Capital Market to “CNSY.” The shares of Common Stock began trading under the new symbol at the commencement of trading on August 3, 2026. There will be no change to the Company’s CUSIP in connection with the Name Change or the trading symbol change.

The Company’s bylaws reflecting the Name Change is filed as Exhibit 3.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as amended, effective August 3, 2026.
3.2	Bylaws of Cerenome, Inc., effective August 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERENOME, INC.

Date: August 4, 2026	By:	/s/ Andrew Sims
Name: Andrew Sims
Title: Chief Financial Officer